Exhibit 99.1
Contact:
Steven Pollema
eLoyalty Corporation
(847) 582 7100
ir@eloyalty.com
eLoyalty Reports Results for Fourth Quarter 2005
Lake Forest, IL, February 13, 2006 – eLoyalty Corporation (NASDAQ: ELOY), a leading enterprise CRM services and solutions company, today posted fourth quarter financial results for the period ended December 31, 2005.
For the fourth quarter of 2005, eLoyalty reported total revenue of $18.6 million and, on a GAAP basis, the company also announced a net loss of $2.3 million. The net loss available to common shareholders was $0.41 a share. On a non-GAAP basis, eLoyalty realized an “Adjusted Earnings1” loss of $0.9 million for the fourth quarter of 2005. For a reconciliation of Adjusted Earnings income to GAAP operating loss, see the accompanying schedule.
The following is a summary of revenue by major component:

	Three Months Ended		Twelve Months Ended
(000’s)	12/31/2005	01/01/2005	12/31/2005	01/01/2005
Revenue:
Consulting services	$10,818	$12,965	$46,013	$50,185
Managed services	4,987	5,275	19,543	14,905

Services revenue	15,805	18,240	65,556	65,090
Product	1,896	773	9,710	3,153
Reimbursed expenses	897	1,018	3,742	4,330

Total revenue	$18,598	$20,031	$79,008	$72,573

Highlights
eLoyalty is focused on accelerating its growth and improving its business model by establishing leadership positions in three emerging market niches: Behavioral Analytics (BA), Converged IP for Contact Centers (CIPCC), and Smart Speech. During the fourth quarter, the company achieved key milestones supporting this strategy, including:
• Entering into an agreement with Cisco Systems, Inc. under which Cisco has the right to sell certain of our BA modules as Cisco-branded products,
• Increasing Managed services revenue 21% sequentially to approximately $5.0 million, and
• Increasing Managed services backlog2 14% sequentially to approximately $26.7 million.

Current Business Outlook
eLoyalty currently expects to achieve Total revenue in the first quarter of 2006 in the range of $17.9 million to $19.4 million, which includes Services revenue in the range of $15.5 million to $16.5 million. Further, the company currently expects to sign new and renewal Managed services contracts with a total expected value in the range of $19.0 million to $23.0 million.
Conference Call Information
eLoyalty management will host a conference call at 5:00 p.m. eastern time on Monday, February 13, 2006. A webcast of the conference call will be available live via the Internet at the Investor Relations section of eLoyalty’s web site at http://www.eloyalty.com/investor/ where this press release, as well as other financial information that will be discussed on that call, is also available. It is recommended that participants using the Web access the site at least fifteen minutes before the webcast begins, in order to download and install any necessary audio software. For those who cannot access the live broadcast, or the continued availability on eLoyalty’s website, a replay of the conference call will also be available beginning two hours after the call is completed until February 24, 2006 by dialing (888) 509-0081 or, for international callers, (416) 695-5275. There is no passcode for the replay.
About eLoyalty
eLoyalty is a leading management consulting, systems integration, and managed services company focused on optimizing customer interactions. With professionals in offices throughout North America and Europe, eLoyalty’s broad range of enterprise Customer Relationship Management (CRM) related services and solutions include creating customer strategies; defining technical architectures; selecting, implementing and integrating best-of-breed CRM software applications; and providing ongoing support for multivendor systems. The combination of eLoyalty’s methodologies and technical expertise enables eLoyalty to deliver the tangible economic benefits of customer loyalty for its Global 2000 and government clients. For more information about eLoyalty, visit www.eloyalty.com or call 877-2ELOYAL.

[1]	eLoyalty presents the below non-GAAP “Adjusted Earnings” results and reconciliation to GAAP results because management believes the Adjusted Earnings measure allows investors a better understanding of the results of eLoyalty’s operational activities by focusing on cash earnings performance, exclusive of the impact of non-cash expenses and expense reduction activities. The Adjusted Earnings measure reflects the company’s resources available to invest in the business and strengthen the balance sheet. In addition, expense reduction activities can vary significantly between periods on the basis of factors that management does not believe reflect current-period operating performance. While similar adjustments for expense reduction activities may be recorded in future periods, the size and frequency of these adjustments cannot be predicted. The Adjusted Earnings measure should be considered in addition to, not as a substitute for or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.

[2]	The term of each Managed services contract ranges from six months to five years. eLoyalty uses the term “backlog” with respect to its Managed services engagements to refer to the expected revenue to be received under the applicable contract, based on their currently contracted terms and, when applicable, currently anticipated levels of usage and performance. Actual usage and performance might be greater or lesser than anticipated. In general, eLoyalty’s Managed services contracts may be terminated by the customer without cause but, in substantially all cases, early termination requires that the customer make a substantial early termination payment.
ASSUMPTIONS UNDERLYING FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS
This news release contains forward-looking statements, including references to plans, strategies, objectives and anticipated future performance and other statements not strictly historical in nature, which are based on current management expectations, forecasts and assumptions. These forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. Such risks, uncertainties and other factors that might cause such a difference include, among others: the ability to attract new clients and continuation of existing and new business from existing clients; reliance on major clients and suppliers, increasing client concentration and maintenance of good relations with key business partners; risks involving the variability and predictability of the number, size, scope, cost and duration of, and revenues from, client engagements, including unanticipated deferrals or cancellations of engagements due to changes in customers’ requirements or preferences for the company’s services (because the company’s business is relationship based, substantially all of the company’s customers retain the right to defer or cancel the company’s engagement, regardless of whether there is a written contract); management of other risks associated with increasingly complex client projects and new services offerings, including risks involving collection of billed amounts, shifts from time and materials to alternative or value-based pricing and variable employee utilization rates, project personnel costs and project requirements; maintenance of the company’s reputation and financial strength to remain competitive; the company’s ability to execute its strategy of reducing costs, achieving benefits from cost reduction activities and maintaining a lower cost structure; management of growth and expansion of business with new services offerings and into new markets; continued access to capital resources to meet eLoyalty’s operating and financial needs; implementation of appropriate infrastructure in a timely and cost-effective manner; the ability to attract and retain highly skilled employees in a competitive information technology labor market; demand for CRM services and software generally and continuing intense competition in the information technology services industry generally and particularly in the provision of CRM services and software; the rapid pace of technological innovation in the information technology services industry and the ongoing challenge of creating innovative solutions that meet client expectations; risks associated with eLoyalty’s global operations; future legislative, regulatory or legal actions affecting the information technology services industry or the protection of eLoyalty’s intellectual property rights; the uncertain extent of the current economic recovery and its impact on eLoyalty’s financial results; eLoyalty’s ability to integrate acquired operations into its business in the manner anticipated; and other general business, capital market and economic conditions and volatility. For further information about these and other risks, see eLoyalty’s recent SEC filings, including, without limitation, its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as those identified under “Risk Factors” in the Registration Statement on Form S-3 filed on September 24, 2002.

eLoyalty Corporation
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except per share data)

	For the		For the
	Three Months Ended		Twelve Months Ended
	December 31,	January 1,	December 31,	January 1,
	2005	2005	2005	2005

Revenue	$18,598	$20,031	$79,008	$72,573

Operating Expenses:
Cost of services	15,242	14,526	60,550	53,232
Selling, general and administrative	4,889	5,113	20,385	19,482
Severance and related costs	—	331	411	947
Depreciation	804	1,625	5,151	5,247
Amortization of intangibles	106	168	532	350

Total operating expenses	21,041	21,763	87,029	79,258

Operating loss	(2,443)	(1,732)	(8,021)	(6,685)
Interest income (expense) and other, net	121	79	374	231

Loss before income taxes	(2,322)	(1,653)	(7,647)	(6,454)
Income tax benefit	(6)	(587)	(17)	(587)

Net loss	(2,316)	(1,066)	(7,630)	(5,867)
Dividends related to Series B preferred stock	(366)	(371)	(1,471)	(1,499)

Net loss available to common stockholders	$(2,682)	$(1,437)	$(9,101)	$(7,366)

Basic net loss per common share	$(0.41)	$(0.23)	$(1.43)	$(1.22)

Diluted net loss per common share	$(0.41)	$(0.23)	$(1.43)	$(1.22)

Shares used to calculate basic net loss per share	6,504	6,133	6,359	6,027

Shares used to calculate diluted net loss per share	6,504	6,133	6,359	6,027

Noncash compensation included in individual line items above:
Cost of services	$287	$304	$1,154	$1,063
Selling, general and administrative	323	461	1,462	1,697
Severance and related costs	—	—	(25)	176

Total noncash compensation	$610	$765	$2,591	$2,936

eLoyalty Corporation
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except share and per share data)

	December 31,	January 1,
	2005	2005
ASSETS:

Current Assets:
Cash and cash equivalents	$17,851	$20,095
Restricted cash	524	698
Short-term investments	4,000	6,975
Receivables (net of allowances of $188 and $389)	10,801	11,187
Prepaid expenses	3,661	2,829
Other current assets	202	578

Total current assets	37,039	42,362
Equipment and leasehold improvements, net	3,131	6,779
Goodwill	2,643	2,650
Intangibles, net	1,181	1,713
Long-term receivables and other	1,234	1,863

Total assets	$45,228	$55,367

LIABILITIES AND STOCKHOLDERS’ EQUITY:

Current Liabilities:
Accounts payable	$1,974	$1,528
Accrued compensation and related costs	3,102	4,165
Unearned revenue	3,576	4,466
Other current liabilities	3,046	3,638

Total current liabilities	11,698	13,797
Long-term unearned revenue	864	774
Other long-term liabilities	281	664

Total liabilities	12,843	15,235

Commitments and contingencies
Redeemable Series B convertible preferred stock, $0.01 par value; 5,000,000 shares authorized and designated; 4,099,968 and 4,150,803 shares issued and outstanding with a liquidation preference of $21,642 and $21,910 at December 31, 2005 and January 1, 2005, respectively	20,910	21,169

Stockholders’ Equity:
Preferred stock, $0.01 par value; 35,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 7,611,915 and 7,407,065 shares issued and outstanding, respectively	76	74
Additional paid-in capital	149,949	150,659
Accumulated deficit	(128,662)	(121,032)
Accumulated other comprehensive loss	(3,947)	(3,451)
Unearned compensation	(5,941)	(7,287)

Total stockholders’ equity	11,475	18,963

Total liabilities and stockholders’ equity	$45,228	$55,367

eLoyalty Corporation
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in thousands)

	For the
	Twelve Months Ended
	December 31,	January 1,
	2005	2005
Cash Flows from Operating Activities:
Net loss	$(7,630)	$(5,867)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and noncash compensation	8,299	8,357
Changes in assets and liabilities, net of effect of acquisition:
Receivables	344	(2,395)
Prepaids and other current assets	(489)	(1,379)
Accounts payable	457	(1,409)
Accrued compensation and related costs	(1,958)	(1,271)
Unearned revenue	(800)	3,773
Other liabilities	(726)	(2,141)
Long-term receivables and other	502	(598)

Net cash used in operating activities	(2,001)	(2,930)

Cash Flows from Investing Activities:
Interelate acquisition	7	(5,587)
Sale of short-term investments	2,975	2,875
Capital expenditures and other	(1,509)	(475)

Net cash provided by (used in) investing activities	1,473	(3,187)

Cash Flows from Financing Activities:
Proceeds from exercise of stock options	—	1
Decrease in restricted cash	174	201
Payment of Series B dividends	(1,480)	(1,483)

Net cash used in financing activities	(1,306)	(1,281)

Effect of exchange rate changes on cash and cash equivalents	(410)	390

Decrease in cash and cash equivalents	(2,244)	(7,008)
Cash and cash equivalents, beginning of period	20,095	27,103

Cash and cash equivalents, end of period	$17,851	$20,095

Supplemental Disclosures of Cash Flow Information:
Cash refunded (paid) for income taxes, net	$17	$10

eLoyalty Corporation
CALCULATION OF ADJUSTED EARNINGS MEASURE
(Unaudited and in thousands)

	For the		For the
	Three Months Ended		Twelve Months Ended
	December 31,	January 1,	December 31,	January 1,
	2005	2005	2005	2005
GAAP — Operating Loss	$(2,443)	$(1,732)	$(8,021)	$(6,685)

Add back (reduce) the effect of:
Noncash compensation	610	765	2,616	2,760
Severance and related costs	—	331	411	947
Depreciation and amortization	910	1,793	5,683	5,597

Adjusted earnings measure — (loss) income	$(923)	$1,157	$689	$2,619